Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ANYWHERE MERGER SUB INC.
WITH AND INTO
REALOGY HOLDINGS CORP.
___________________________________
Pursuant to Section 253 of the General
Corporation Law of the State of Delaware
___________________________________
Realogy Holdings Corp., a Delaware corporation (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.The Corporation owns all of the outstanding shares of each class of capital stock of Anywhere Merger Sub Inc., a Delaware corporation (the “Merging Entity”).
2.The Board of Directors of the Corporation, by resolutions attached hereto as Exhibit A that were duly adopted at a meeting held on May 3, 2022, determined to merge the Merging Entity with and into the Corporation (the “Merger”) and to change the Corporation’s name to Anywhere Real Estate Inc. pursuant to Section 253 of the DGCL.
3.The Corporation shall be the surviving corporation in the Merger.
4.The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article I thereof shall be deleted and replaced by substituting in lieu of such Article the following:
“ARTICLE I
NAME
The name of the Corporation is:
Anywhere Real Estate Inc.”
5.This Certificate of Ownership and Merger shall become effective at 12:01 a.m., Eastern Time, on June 9, 2022.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by an authorized officer, the 7th of June, 2022.

REALOGY HOLDINGS CORP.

By: /s/ Seth I. Truwit
                             Name: Seth I. Truwit
Title: Senior Vice President and Assistant Secretary

Exhibit A
RESOLUTIONS OF
THE BOARD OF DIRECTORS
OF
REALOGY HOLDINGS CORP.
May 3, 2022
WHEREAS, the Board of Directors (the “Board”) of Realogy Holdings Corp., a Delaware corporation (the “Corporation”), has determined that it is advisable and in the best interest of the Corporation and its stockholders to effect a change in the Corporation’s name from Realogy Holdings Corp. to Anywhere Real Estate Inc. (the “New Name”, and the change in name, the “Name Change”);
WHEREAS, to effect the Name Change, it is proposed that the Corporation cause a newly formed subsidiary (“Merger Sub”) to be merged with and into the Corporation (the “Merger”), with the Corporation as the surviving corporation in the Merger and changing its name to the New Name, in accordance with Section 253 of the General Corporate Law of the State of Delaware (the “DGCL”); and
WHEREAS, the Board desires to approve certain other matters in connection with the Name Change;
NOW, THEREFORE, BE IT:
RESOLVED, that the Name Change and any and all actions necessary or appropriate to effect the Name Change, including effecting the Merger in accordance with Section 253 of the DGCL, are deemed advisable and in the best interests of the Corporation and its stockholders and are hereby approved and authorized in all respects; and further
RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger to be entered into by and between the Corporation and Merger Sub, providing for the Merger and the Name Change, as discussed with the Board, be, and hereby are, authorized, adopted and approved in all respects; and further
RESOLVED, that at the Effective Time (as defined below), by virtue of the Merger and without any action on the part of the holder hereof, (i) each share of capital stock of the Corporation issued and outstanding immediately prior to the Effective Time shall remain outstanding, and (ii) each share of capital stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and cease to exist, and no consideration shall be delivered in exchange therefor; and further
RESOLVED, that the officers of the Corporation and any other persons designated and authorized by the Board (each, “Authorized Officer” and collectively, the “Authorized Officers”) be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver such documents, instruments and agreements as are necessary or appropriate to effect the Merger and the Name Change in such form, with such changes thereto as the Authorized Officer or Authorized Officers executing the same shall approve, the signature of any Authorized Officer of the Corporation thereon to be conclusive evidence of the approval of such changes, and that any officer of the Corporation be, and each of them individually hereby is, authorized and directed, in the name of and on behalf of the Corporation, to prepare, execute, deliver and file or cause to be prepared, executed, delivered and filed such further agreements, certificates, instruments and documents and to take such further actions as any Authorized Officer deems necessary or appropriate to carry out the intent of these resolutions; and further
RESOLVED, that the Certificate of Incorporation and the By-Laws of the Corporation, as amended and restated prior to the date hereof, shall be further amended and restated pursuant to the Merger to reflect the New Name immediately following the Merger; and further
RESOLVED, that, by virtue of the Merger, the directors and officers of the Corporation shall continue to be hold their offices with the Corporation at the effective time of the Merger (the “Effective Time”); and further
RESOLVED, that the terms, conditions and provisions of the Certificate of Ownership and Merger to effect the Merger, and the filing thereof with the State of Delaware, be, and hereby are, approved and authorized in all respects; and further
RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized in the name and on behalf of the Corporation to take or cause to be taken all actions necessary, advisable, or appropriate to change the Corporation’s trading symbol to HOUS on the New York Stock Exchange (the “Exchange”); and further
RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized to determine the Effective Time, make such filings and provide such notices with the Securities and Exchange Commission, the Exchange, the Financial Industry Regulatory Authority, the CUSIP Service Bureau, and any other regulatory or oversight agency, organization or body as are necessary, advisable or appropriate in connection with the Name Change, including, without limitation, the preparation, execution, and filing of all necessary applications, documents, forms and agreements, and the payment by the Corporation of filing, listing or application fees, the preparation of temporary and permanent certificates for the common stock and the appearance of any such Authorized Officer before officials; and further
RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized in the name and on behalf of the Corporation to modify any and all Corporation policies, agreements, procedures, charters, indentures, registrations, licenses, instruments and documents to reflect the New Name; and further
RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized in the name and on behalf of the Corporation to take or cause to be taken all such further actions and to prepare, execute and deliver or cause to be prepared, executed and delivered all such further instruments and documents in the name and on behalf of the

Corporation to incur and pay or cause to be paid all such fees and expenses and to engage such persons, in each case as in such officer’s or judgment as may be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions; and further
RESOLVED, that any person dealing with the Corporation, as applicable, in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of any Authorized Officer by his or her execution of any document, agreement or instrument, the same shall be a valid and binding obligation of the Corporation, as applicable, enforceable in accordance with its terms; and further
RESOLVED, that all actions heretofore taken by any Authorized Officer of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.